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                                                                    EXHIBIT 23.3

   [CONSENT OF DELOITTE & TOUCHE LLP WITH RESPECT TO AT&T COMCAST CORPORATION]


Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement of AT&T Comcast Corporation on Form S-4 of our report dated February 7, 2002 related to the balance sheet of AT&T Comcast Corporation as of December 7, 2001, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                              /s/ Deloitte & Touche LLP
                              -------------------------
                              DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 8, 2002